UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23590	59-3046866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina 28262

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 405-0416

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2013, Michael A. Bauer, President and Chief Executive Officer of Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”), and the Company mutually agreed that he would resign from his position as President and Chief Executive Officer of the Company effective as of the close of business on January 29, 2013. There were no disagreements between the Company and Mr. Bauer on any matter relating to the Company’s operations, policies or practices.

On January 25, 2013, the Company entered into a separation and general release agreement (the “Agreement”) with Mr. Bauer specifying the final terms of his departure from the Company. Set forth below is a description of the terms of the Agreement that Revolution deems to be material:

•	The Company agreed to pay Mr. Bauer a separation payment in the aggregate amount of $175,000 (less applicable withholdings and customary payroll deductions).

•

The Company’s obligations set forth in the indemnification agreement between Mr. Bauer and the Company will survive the termination of Mr. Bauer’s employment with the Company as set forth in such agreement.

The Agreement also contains additional provisions which are customary for agreements of this type. These include confidentiality, non-solicitation and cooperation provisions, as well as a mutual release of claims.

The foregoing description of Mr. Bauer’s Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Also on January 24, 2013, the Company announced that Charles J. Schafer, age 65, would serve as President of Revolution effective as of January 29, 2013 as well as Chief Financial Officer of Revolution following a transition period to be determined by the Chief Executive Officer of the Company. On January 29, 2013, the Board also appointed Mr. Schafer to serve as a member of the Board to fill the vacancy created by the expansion of the Board as described in Item 5.03 herein.

Mr. Schafer has worked as a consultant to various private equity and venture capital firms in the Aerospace and Defense market, and was formerly the Senior Vice President at L-3 Communications Holdings, Inc., where he also served as the President and Chief Operating Officer of the Products Group. Prior to that, Mr. Schafer was the President of Lockheed Martin’s Tactical Defense Systems Division, a position he also held at Loral since September 1994. Prior to the April 1996 acquisition of Loral, Mr. Schafer held various executive positions with Loral, which he joined in 1984. He holds a Bachelor of Science degree from the New York Institute of Technology and a Master of Science degree from Columbia University Graduate School of Business.

In connection with his appointment, the Company agreed to provide Mr. Schafer with: (i) an annual base salary of $200,000, (ii) a target annual bonus of fifty percent of his base salary, and (iii) a grant of 250,000 restricted shares which will vest ratably over three years, commencing with the date of Mr. Schafer’s employment.

There are no family relationships between Mr. Schafer and any other executive officers or directors of Revolution. Mr. Schafer was not selected as President and Chief Financial Officer pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

The press release related to this matter is furnished as an exhibit to this report.

In addition, on January 29, 2013, the Company appointed Robert V. LaPenta, Chairman of the Board of Directors of the Company, to serve as Chief Executive Officer of the Company effective as of January 29, 2013. Mr. LaPenta will not receive a salary in connection with his service as Chief Executive Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On January 29, 2013 and effective as of the date thereof, the Company’s Board repealed the Company’s existing bylaws and approved new bylaws. The new bylaws added advance notice requirements for stockholders to propose director nominations or other business to be brought before an annual or special meeting of stockholders. These requirements include, among other things:

•

advance notice to make a nomination or bring business before an annual meeting must be submitted not later than the ninetieth (90th) calendar day, nor earlier than the one hundred twentieth (120th) calendar day in advance of the date of the annual meeting (provided that the annual meeting is not advanced more than 30 days or delayed more than 60 days, in which case different deadlines will apply as set forth in Article I, Section 1(b) of the bylaws);

•

a stockholder proponent must provide specified information about itself, its affiliates and associates, including the class and number of shares of stock owned, a description of any derivative instruments or similar agreements entered into with respect to such shares, any material interest the proponent has in the proposed business and a representation as to whether the proponent intends to deliver a proxy statement or form of proxy in support of the proposal or nomination; and

•

additional information about a proposed director nominee must be provided, including information about such nominee that would be required to be disclosed in a proxy statement, information about such nominees’ share ownership and an undertaking by the nominee to complete the Company’s director and officer questionnaire and to serve if elected.

The foregoing requirements of the bylaws are intended as separate and distinct from the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, governing the criteria for inclusion of a stockholder’s proposal or nominee in the Company’s proxy material. The requirements of the bylaws shall apply to any nomination or other business to be proposed by a stockholder whether or not the stockholder also seeks to avail himself or herself of Rule 14a-8.

Other features of the new bylaws that represent changes from the old bylaws include, among other things, (i) procedures for calling special meetings of stockholders and the Board have been updated and allow for electronic transmission of notice of meetings; (ii) the Board may provide that a meeting of stockholders will not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware; (iii) the Board may set the number of directors; (iv) the removal procedures for directors is described; and (v) the office of Chief Financial Officer and Treasurer is described.

The foregoing is a summary of the material changes introduced by the new bylaws. Investors should review the full text of those bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference, for more information.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Revolution Lighting Technologies, Inc.

10.1	Separation and General Release Agreement by and between Revolution Lighting Technologies, Inc. and Michael A. Bauer

99.1	Press Release dated January 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

Date: January 30, 2013	By:	/s/ Gary R. Langford
Gary R. Langford
Chief Financial Officer